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                                                                  Exhibit 99.G.7

                                  LIST OF FUNDS
                                       TO
                             THE CUSTODIAN AGREEMENT
                                     BETWEEN
                STI CLASSIC FUNDS AND STI CLASSIC VARIABLE TRUST
                                       and
                          BROWN BROTHERS HARRIMAN & CO.

                              Dated as of 2/1/2006

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of 1/29/2003 "the Agreement":

                 STI CLASSIC SEIX FLOATING RATE HIGH INCOME FUND

                      STI CLASSIC INTERNATIONAL EQUITY FUND

                   STI CLASSIC INTERNATIONAL EQUITY INDEX FUND

                        STI CLASSIC STRATEGIC INCOME FUND

              STI CLASSIC VARIABLE TRUST INTERNATIONAL EQUITY FUND

IN WITNESS WHEREOF, each of the parties hereto has caused this LIST OF FUNDS to be executed in its name and on behalf of each such Fund/Portfolio.

STI CLASSIC FUNDS AND STI CLASSIC VARIABLE TRUST


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